EXHIBIT 10.27

November 15, 2012

Colin Dyne

17383 Sunset Blvd, Ste. A310

Pacific Palisades, CA 90272

Re:      Separation Terms and General Release Agreement

Dear Colin Dyne:

This Separation Terms and General Release Agreement (this “Agreement”) confirms the terms of your voluntary separation from the employment of Sequential Brands Group, Inc. (the “Company” or “Sequential”) and the consideration being offered by the Company in exchange for your waiver and general release of claims as set forth below.

1.          Termination Date. Your employment with the Company (and/or its subsidiaries, divisions, affiliated companies, predecessors, successors and assigns) will end effective November , 2012 (the “Termination Date”) as a result of your voluntary resignation. Between now and the Termination Date, you should assist with any transition-related activities as directed by the employee to whom you directly report. By signing below, you hereby resign from all other positions (including, without limitation, directorships) with the Company (and/or its subsidiaries, divisions, affiliated companies, predecessors, successors and assigns), effective as of the Termination Date.

2.          Acknowledgment of Payment of Wages. On or before execution of this release, the Company delivered to you a final paycheck that includes payment for all accrued wages, salary, accrued and unused vacation time, and reimbursable expenses due and owing to you from the Company as of the Termination Date (collectively referred to as “Wages”). You are entitled to these Wages regardless of whether you sign this Agreement. You acknowledge that, other than payment of such Wages, you are not entitled to any other payments or benefits in connection with your employment with the Company and the termination thereof, including but not limited to the payments and benefits set forth in Sections 4(a)(i)(2), 4(a)(iii) and 4(a)(iv) of that certain Employment Agreement, effective December 14, 2011, by and between the Company and you (the “Employment Agreement”).

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

3.          Consideration for Release. In consideration for your signing (and not revoking) this Agreement, including your agreement to the waiver and release of claims set forth in Paragraphs 7 and 8 below, and your compliance with the terms of this Agreement, the Company agrees to provide you with the post-termination payments and benefits (the “Separation Payments and Benefits”) set forth in this paragraph 3 and in the first sentence of paragraph 4 of this Agreement: The Company shall pay to you the aggregate sum of $2,350,000, which shall be paid in two payments, $1,350,000 within 5 days of signing this Agreement and $1,000,000 on February 15th, 2013; provided, however, that, no such payment shall be made prior to the expiration of the revocation period set forth below and provided that you have executed this Agreement; provided further, however, that, following the Company’s internal review of its financial statements for the current year, such Separation Payment and Benefits shall be reduced by any amounts that the Company determines are owed by you or reimbursable to the Company. You acknowledge and agree that you are not entitled to receive the Severance Payments and Benefits unless you sign (and do not revoke this Agreement), and that the Separation Payments and Benefits exceed all amounts and benefits to which you may otherwise be eligible if you did not sign this Agreement (except for the Wages set forth in Paragraph 2 above). You understand that if you do not sign the Agreement, or if you revoke the signed Agreement as described in Paragraph 19 below (if applicable), the Company has no obligation to, and will not, provide you with the Separation Payments and Benefits.

4.          Continuation of Health Coverage. As referenced in paragraph 3 of this Agreement and subject to your signing this Agreement, if you are eligible for, and you timely elect COBRA continuation, for a period of eighteen (18) months following the Termination Date, the Company shall continue to provide you and your eligible family members with group health insurance coverage at least equal to that which would have been provided to you if your employment had not been terminated (or at Company’s election, pay the applicable COBRA premium for such coverage); provided, however, that if you become re-employed with another employer and are eligible to receive group health insurance coverage under another employer’s plans, Company’s obligations under this Section shall terminate and any such coverage shall be reported by you to the Company. If you do not sign this Agreement (and/or if you revoke it), your Company-provided health coverage will end on your Termination Date; in such case, if you are eligible for, and timely elect COBRA continuation, you may continue health coverage pursuant to the terms and conditions of COBRA at your own expense. Unless otherwise set forth in the Employment Agreement, all other insured benefit coverage (e.g., life insurance, disability insurance) will also end on your Termination Date.

5.          Return of Company Property. By signing below, you represent that you have returned all the Company property, documents, records and data of any type whatsoever that was in your possession or control.

6.          Confidential Information. You hereby acknowledge that as a result of your employment with the Company you have had access to the Company’s confidential and/or proprietary information. You acknowledge your continuing obligations under the Employee Acknowledgment Regarding Proprietary Information and Inventions you have previously executed, and you agree you will hold all such confidential and/or proprietary information in strictest confidence and that you may not make any use of such confidential information. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such confidential information and that you have not taken with you any such documents or data or any copies thereof.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

7.          General Release and Waiver of Claims.

7.1.          The payments and agreements set forth in this Agreement fully satisfy any and all accrued salary, vacation pay, bonus and commission pay, stock-based compensation, profit sharing, termination benefits or other compensation to which you may be entitled to receive from any of the “Releasees” (as defined below) for any matter up to and including the Termination Date, including, but not limited to, by virtue of your employment with the Company or your termination of employment. You acknowledge that you have no claims and have not filed any claims against any of the Releasees, including but not limited to any claims based on your employment with or the separation of your employment with the Company.

7.2.          In consideration for the right to receive the Separation Payment and Benefits in accordance with the terms contained herein and the mutual promises contained herein, the sufficiency of which you hereby acknowledge, to the fullest extent permitted by law, you (on behalf of yourself and your heirs, administrators, representatives, executors, successors and assigns) hereby release and forever discharge the Company, its predecessors, successors, assigns, subsidiaries and affiliates, and its and their respective present and former directors, shareholders, officers, agents, employees, members, owners, partners, representatives, trustees, employee benefit plans, and administrators or fiduciaries of such plans (all of whom, including the Company, are collectively referred to as “Releasees”), each individually and in their official capacities, from any and all claims, demands, causes of action, damages, liabilities, agreements, expenses (including attorney’s fees and costs), judgments, obligations or suits of any kind whatsoever, in law, equity or otherwise, in any jurisdiction, known or unknown, suspected or claimed, specifically mentioned herein or not that you ever had, now have or may claim to have had by reason of any actual or alleged act, event, occurrence, omission, practice or other matter whatsoever from the beginning of time up to and including the date that you sign this Agreement (collectively, “Claims”), including but not limited to Claims arising out of or relating in any way to your employment or separation from employment with the Company and including, without limitation, claims based on any oral, written or implied employment agreement, claims for wages, bonuses, commissions, stock-based compensation, expense reimbursement, and any claims that the terms of your employment with the Company, or the circumstances of your separation, were wrongful, in breach of any obligation of the Company or in violation of any of your rights, contractual, statutory or otherwise. Each of the Releasees is intended to be a third party beneficiary of the General Release and Waiver of Claims set forth in this Paragraph 7.

(a)          Release of Statutory and Common Law Claims. Such rights include, but are not limited to, your rights under the following federal and state statutes: the Employee Retirement Income Security Act (ERISA) (regarding employee benefits); the Occupational Safety and Health Act (safety matters); the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Act (“WARN”) (notification requirements for employers who are curtailing or closing an operation) and common law; tort; wrongful discharge; public policy; workers’ compensation retaliation; tortious interference with contractual relations, misrepresentation, fraud, loss of consortium; slander, libel, defamation, intentional or negligent infliction of emotional distress; claims for wages, bonuses, commissions, stock-based compensation or fringe benefits; vacation pay; sick pay; insurance reimbursement, medical expenses, and the like.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

(b)          Release of Discrimination Claims. You understand that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination, harassment and retaliation, and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, and similar state and local agencies and federal and state courts. You understand that if you believe your treatment by the Company violated any laws, you have the right to consult with these agencies and to file a charge with them. Instead, you have decided voluntarily to enter into this Agreement, release the claims and waive the right to recover any amounts to which you may have been entitled under such laws, including but not limited to, any claims you may have based on age or under the Age Discrimination in Employment Act of 1967 (ADEA; 29 U.S.C. Section 621 et. seq.) (age); the Older Workers Benefit Protection Act (“OWBPA”) (age); Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the 1991 Civil Rights Act; the Vocational Rehabilitation Act of 1973 (disability); The Americans with Disabilities Act of 1990 (disability); 42 U.S.C. Section 1981, 1986 and 1988 (race); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986; Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 11141 (age); Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); and California state statutes and local laws of similar effect.

7.3.          You agree that you have entered into this Agreement as a compromise and in full and final settlement of all Claims, if any, that you have or may have against the Releasees and you further agree that any and all existing or potential issues that you may have had arising out of or related to your employment with the Company are hereby fully resolved. Notwithstanding the foregoing, Releasees and you do not intend to release claims (i) which you may not release as a matter of law (including, but not limited to, indemnification claims under applicable law and claims for unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law); (ii) claims that arise after the date that you sign this Agreement (other than any claims relating to continuing or future effects of past discrimination) (iii) for any benefit entitlements that are vested as of the Termination Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as “ERISA”; (iv) for vested stock and/or vested option shares pursuant to the written terms and conditions of your existing stock and stock option grants and agreements existing as of the Termination Date, provided, however, that you shall have three years from the Termination Date in which to exercise your three million vested stock options; and (v) for any payments required under Section 6 of the Employment Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in paragraph 12.

7.4.          You represent that you have not assigned or transferred your rights with respect to any Claims covered by the General Release and Waiver of Claims set forth in this Paragraph 7. If you commence(d) or participate(d) in any action or proceeding (including as a member of a class of persons) regarding Claims covered by the General Release and Waiver of Claims set forth in this Paragraph 7, this Agreement shall be a complete defense in such action or proceeding and you (and your heirs, administrators, executors, representatives, successors and assigns) will have no right to obtain or receive, and will not seek or accept, any damages, settlement or relief of any kind (including attorneys’ fees and costs) as a result of such action or proceeding.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

7.5.          You acknowledge and agree that you are not aware of any potential violations of any federal securities laws involving the Company and/or any potential violations of the Company’s Code of Conduct.

7.6.          The Company agrees to release you, your estate, executors, administrators, agents, attorneys, successors and assigns from all claims, demands, causes of action, damages, liabilities, agreements, expenses (including attorney’s fees and costs), judgments, obligations or suits of any kind whatsoever, in law, equity or otherwise, in any jurisdiction, known or unknown, suspected or claimed, specifically mentioned herein or not that the Company ever had, now has or may claim to have had by reason of any actual or alleged act, event, occurrence, omission, practice or other matter whatsoever from the beginning of time up to and including the date that the Company signs this Agreement (“Company Claims”) including, but not limited to, Company Claims arising out of or relating in any way to your employment with the Company; provided, however, that the Company is not hereby releasing (and reserves all rights and remedies relating to) (i) claims that arise after the date that the Company signs this Agreement, (ii) any Company Claims involving fraud by you, breach of fiduciary duty by you, willful misconduct by you or any action or omission by you that constitutes a criminal act under any applicable law, rule, ordinance or regulation and (iii) any of the Company’s rights, and/or any of your obligations, under the Employee Acknowledgment Regarding Proprietary Information and Inventions. Subject to the preceding sentence, the Company agrees that it has entered into this Agreement as a compromise and in full and final settlement of all Company Claims, if any.

8.          Waiver of Unknown Claims. You and the Company expressly waive any benefits of Section 1542 of the Civil Code of the State of California (and any other laws of similar effect), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

9.          Covenant Not to Sue.

9.1.          To the fullest extent permitted by law, you agree that you will not now or at any time in the future pursue any charge, claim, or action of any kind, nature and character whatsoever against any of the Releasees, or cause or knowingly permit any such charge, claim or action to be pursued, in any federal, state or municipal court, administrative agency, arbitral forum, or other tribunal, arising out of any of the matters covered by paragraphs 7 and 8 above.

9.2.          You further agree that you will not pursue, join, participate, encourage, or directly or indirectly assist in the pursuit of any legal claims against the Releasees, whether the claims are brought on your own behalf or on behalf of any other person or entity.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

9.3.          Nothing in this paragraph shall prohibit you from: (1) providing truthful testimony in response to a subpoena or other compulsory legal process, (2) filing a charge or complaint with a government agency such as the Equal Employment Opportunity Commission, the National Labor Relations Board or applicable state anti-discrimination agency and/or (3) filing a lawsuit solely to challenge the enforceability of the General Release and Waiver of Claims set forth in this Paragraph 7 pursuant to the OWBPA.

10.         Non-disparagement/Cooperation.

10.1.          You agree that you will not make any statement, written or oral, or engage in any conduct that is or could reasonably be construed to be disparaging of the Company (and/or its subsidiaries, divisions, affiliated companies, predecessors, successors or assigns) or its (or their respective) products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, or any person acting by, through, under or in concert with any of them. Nothing in this paragraph shall prohibit you from providing truthful testimony in response to a subpoena or other compulsory legal process. The Company agrees that it will not expressly authorize anyone to make any statement, written or oral, or engage in any conduct that is or could reasonably be construed to be disparaging of you.

10.2.          You agree to cooperate with the Releasees, their legal counsel and designees regarding any current or future claim, investigation (internal or otherwise), inquiry or litigation relating to any matter with which you were involved or had knowledge or which occurred during your employment, without any additional compensation. Such assistance shall include, but not be limited to, meetings and other consultations, signing affidavits and documents that are factually accurate, attending depositions and providing truthful testimony (in each case, without requiring a subpoena). The Company will reimburse you for reasonable and pre-approved, travel expenses actually incurred by you in connection with such cooperation.

11.         Legal and Equitable Remedies. You and the Company agree that either party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies that either party may have at law or in equity for breach of this Agreement.

12.         Arbitration of Disputes. Except for claims for injunctive relief arising out of a breach of the Employee Acknowledgment Regarding Proprietary Information and Inventions, you and the Company agree to submit to mandatory, final and binding arbitration any future disputes between you and the Company, including any claim arising out of or relating to this Agreement, in accordance with the terms of Section 8(b) of the Employment Agreement. This Agreement does not extend or waive any statutes of limitations or other provisions of law that specify the time within which a claim must be brought. Notwithstanding the foregoing, each party retains the right to seek preliminary injunctive relief in a court of competent jurisdiction to preserve the status quo or prevent irreparable injury before a matter can be heard in arbitration.

13.         Attorneys’ Fees. If any legal action arises or is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which such prevailing party may be entitled, except where the law provides otherwise. The costs and expenses that may be recovered exclude arbitration fees pursuant to paragraph 12 above.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

14.         Confidentiality Provision. You agree to keep the contents, terms and conditions of this Agreement confidential and not disclose them except to your spouse or domestic partner, attorneys, accountant or as required by subpoena or court order.

15.         Materiality of Breach. Any breach of the provisions contained in paragraphs 6 through 10 and/or 14 will be deemed a material breach of this Agreement.

16.         No Admission of Liability. You agree that this Agreement is not an admission or evidence of any wrongdoing or liability on the part of the Company, its representatives, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement will be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

17.         Indemnification. This Release shall not apply with respect to any claims arising under your existing rights to indemnification and defense pursuant to (a) the articles and bylaws of the Company for acts as a director and/or officer, (b) any indemnification agreement with the Company, or (c) your rights of insurance under any director and officer liability policy in effect covering the Company’s directors and officers.

18.         Review of Agreement. You may not sign this Agreement prior to your Termination Date. You may take up to twenty-one (21) days from October 18, 2012, which is the date you received the original version of this Agreement to consider this Agreement and, by signing below, affirm that you were advised by this Agreement to consult with an attorney before signing this Agreement and were given ample opportunity to do so. You understand that this Agreement will not become effective until you return the original properly signed Agreement to the Company, Attention: Colin Dyne, at the Company’s principal executive offices in Los Angeles, California, and after expiration of the revocation period without revocation by you. You also agree that any modifications to this Agreement (including the original version of this Agreement), whether material or immaterial, did not and will not restart the 21-day period set forth in this paragraph.

19.         Revocation of Agreement. You acknowledge and understand that you may revoke this Agreement by faxing a written notice of revocation to the Company, Attention: William Sweedler, Chairman of the Board at (203) 454-6998 any time up to seven (7) days after you sign it. After the revocation period has passed, however, you may no longer revoke your Agreement.

20.         Entire Agreement. This Agreement, together with the Employee Acknowledgment Regarding Proprietary Information and Inventions that you previously executed, the Sections of the Employment Agreement referenced herein (and all of which are incorporated herein by reference) and the terms of any employee benefits programs with respect to vested benefits, is the entire agreement between you and the Company with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral, relating to this subject matter (including but not limited to the separation terms and general release agreement, dated October 18, 2012, which you previously received from the Company). You acknowledge that none of the Company, its agents or attorneys made any promise or representation, express or implied, written or oral, not contained in this Agreement to induce you to execute this Agreement. You acknowledge that you have signed this Agreement knowingly, voluntarily and without coercion, relying only on such promises, representations and warranties as are contained in this document. You understand that you do not waive any right or claim that may arise after the date this Agreement is executed.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

21.         Modification. By signing below, you acknowledge your understanding that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by the Company’s authorized representatives and you.

22.         Governing Law. This Agreement is governed by, and is to be interpreted according to, the laws of the State of California.

23.         Savings and Severability Clause. Should any court, arbitrator or government agency of competent jurisdiction declare or determine any of the provisions of this Agreement to be illegal, invalid or unenforceable, the parties intend that such provision be modified to make it enforceable to the maximum extent permitted by law. If such provision cannot be modified to make it enforceable, the remaining parts, terms or provisions shall not be affected thereby and shall remain legal, valid and enforceable. Further, it is the intention of the parties to this Agreement that, if a court, arbitrator or agency concludes that any claim under paragraph 7 above may not be released as a matter of law, the General Release in paragraph 7 and the Waiver Of Unknown Claims in paragraph 8 shall otherwise remain effective as to any and all other claims.

[THIS SPACE INTENTIONALLY LEFT BLANK]

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

If this Agreement accurately sets forth the terms of your separation from the Company and if you voluntarily agree to accept the terms of the separation package offered please sign below no earlier than your Termination Date and return it to William Sweedler, 15 Riverside Avenue, Westport, CT, 06880.

PLEASE REVIEW CAREFULLY. THIS AGREEMENT CONTAINS
A GENERAL RELEASE OF KNOWN AND UNKNOWN CLAIMS.

Sincerely,

/s/ William Sweedler

William Sweedler

REVIEWED, UNDERSTOOD AND AGREED:

By:	/s/ Colin Dyne
Colin Dyne

Date:	11/15/12

DO NOT SIGN PRIOR TO YOUR TERMINATION DATE

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

EMPLOYEE ACKNOWLEDGMENT REGARDING
PROPRIETARY INFORMATION AND INVENTIONS

This acknowledgement is being presented to you as a requirement for you to work with or for Sequential Brands Group, Inc. This is an important legal document that affects your rights, and you should read it carefully and be sure you understand it thoroughly before signing. You are referred to in this document as “you,” and Sequential Brands Group, Inc. is referred to as the “Company.” The effective date of this document is the date set forth below your signature.

As you know, the Company is engaged in the apparel business. You are being asked to sign this document either because you are or will be an employee of the Company or its subsidiaries, or because your services are being provided to the Company as an independent contractor. This document will continue to apply to you despite your termination as an independent contractor and/or subsequent employment as a direct employee of the Company. In either of those capacities, it is likely that you have been and/or will be exposed to information that the Company considers being confidential. Like all well-run companies, the Company requires that you sign this document to protect the rights of the Company in their intellectual property.

There are a number of terms used in this document that are capitalized. Those terms have a specific meaning, and they are defined at the end of this document.

By signing this document, you and the Company agree as follows:

Ownership of Inventions and Works.

As between you on the one hand, and the Company on the other hand, you agree that anything you produce while you are employed by the Company is the sole and exclusive property of the Company, including everything that is defined in this document as Confidential Information, Inventions and Works, Materials and Proprietary Rights.

Under the United States Copyright Act, there are specific rules that apply to any tangible expression (i.e., a writing, computer program, script, treatment, CD-ROM, etc.) of anything you produce in connection with your employment. Consequently, as between you on the one hand, and the Company on the other hand, you also agree that any tangible expression of anything you produce while you are employed by the Company was developed, made or invented exclusively for the benefit of and is the sole and exclusive property of the Company or their respective successors and assigns as “works for hire” under the United States Copyright Act (Section 201 of Title 17 of the United States Code), including everything that is defined in this document as Confidential Information, Inventions and Works, Materials and Proprietary Rights.

If any Confidential Information, Inventions and Works, Materials or Proprietary Rights are determined not to be a “work for hire,” you agree to assign, and do hereby irrevocably assign, to the Company all of your right, title and interest in and to such Confidential Information, Inventions and Works, Materials or Proprietary Rights. If the Company should require any reasonable assistance from you in connection with any of the agreement made above, including the execution of documents or instruments which the Company may require to effect your assignment of rights, or in applying for and obtaining both domestic and foreign patents, as the case may be, you agree to render such assistance. If there are any expenses incurred in connection with your assistance, the Company will pay for them.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

Confidentiality.

You agree that you will not directly or indirectly disclose or permit access to any portion of the Company’s Confidential Information (including any facilities, apparatus or equipment which embody or use all or any portion of the Confidential Information), without the written consent of the Company, except under circumstances where you are acting on express instructions from the Company. You also agree that you will not, directly or indirectly, use or exploit any Confidential Information (i) to induce or attempt to induce any person or entity to cease doing business or not to commence doing business with the Company, or (ii) to solicit or assist in the solicitation of the business of any customer for any products or services competing with those products and services offered and sold by the Company, or (iii) for any purpose other than your provision of services to the Company.

Additionally, you agree that you will return to the Company, all Confidential Information in your possession or control upon a request to do so.

Disclosure Requirements.

In order to avoid any ambiguity in connection with the creation of any Invention and Work, you agree that prior to signing this document, you will disclose in writing to the Company complete details on any work, invention or creation that you believe you have devised, developed, designed, discovered or reduced to practice prior to the time you were employed by the Company. Your disclosure will include complete details on any Patent that is applied for by, or issued to you or any copyright registration that is filed by you. Similarly, so as to avoid any potential liability of the Company for your prior actions, you agree that prior to signing this document, you will disclose in writing complete details concerning any confidentiality, non-disclosure, non-solicitation, non-competition or similar agreement with any former employer.

Miscellaneous.

This document will be interpreted under California law as applied to residents of California entering into contracts within the State of California. If any part of this document is or becomes invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remainder of this document shall not be affected. If the Company waives or fails to enforce any breach of any provision of this document, it shall not operate or be construed as a waiver of any prior or subsequent breach, and the Company could enforce against you any other provision of this document. If your employment with the Company ends, the Company may, without notifying you, notify any of your subsequent employers of your continuing obligations under this document. This document contains our entire agreement with respect to the subject matter of this document.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

Definitions.

For the purpose of this document, the following terms have the following definitions:

“Confidential Information” means all information which is or has been compiled, devised, developed, discovered or otherwise learned of by you while you are employed by the Company, to the extent that such information relates to the Company or any of its affiliated entities. Without limiting the generality of the foregoing, Confidential Information includes information included within or relating to any Inventions and Works, trade secrets, products or services, finances, business plans, marketing plans, legal affairs, suppliers, customers, potential customers, prospects, opportunities, contracts or assets of the Company or any of its affiliates; provided, however, that any such information which is generally known to the public or which may be obtained by a reasonably diligent businessperson without material cost or effort from trade publications or other readily available and public sources of information shall not be deemed to be Confidential Information, unless such information was first published in breach or in violation of a confidentiality or similar agreement, including this document. Confidential Information also includes any information made available to the Company by their respective clients or other third parties and which they are obligated to keep confidential.

“Inventions and Works” means any work, invention or creation that is devised, developed, designed, discovered or reduced to practice by you at any time while you are or have been employed by the Company, including, without limitation any and all (i) works of authorship, concepts, algorithms, software, computer programs, designs, flowcharts, schematics, techniques, know-how, methods, processes, procedures, improvements, hardware, products, devices, discoveries or inventions, whether or not patentable or copyrightable, and whether or not reduced to practice; or (ii) translations, modifications, derivations, corrections, additions, extensions, upgrades, improvements, compilations, abridgments, or other form in which, you may directly or indirectly recast, transform or adapt any of the foregoing; provided, that an Invention and Work shall not include any work, invention or creation that fully qualifies under California Labor Code Section 2870, which provides that any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information, except for those inventions that either: (1) relate, at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer.

“Materials” means any product, prototype, sample, model, photograph or picture, document, instrument, sketch, drawing, design note, recording, report, plan, proposal, specification, manual, tape, and all reproductions, copies or facsimiles thereof, or any other tangible item which in whole or in part contains, embodies or manifests, whether in printed, handwritten, coded, magnetic, digital or other form, any Confidential Information or Inventions and Works.

“Patents” means (i) the patent rights in patents and patent applications, industrial design registrations, certificates of invention, patent disclosures and the inventions covered thereby, including, without limitation, the exclusive right to make, use and sell the subject inventions, (ii) any reexaminations, reissues, renewals or extensions of any and all of the foregoing patents or patent applications, and (iii) foreign counterparts of any and all of the foregoing, in each such case.

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM

Sequential Brands Group, Inc.

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SEQUENTIAL BRANDS GROUP, INC.		EMPLOYEE

By:	/s/ William Sweedler	By:	/s/ Colin Dyne
Colin S. Dyne
Title:	Chairman

Date:	11/15/2012	Date:	11/15/2012

17383 SUNSET BLVD, STE. A310 • PACIFIC PALISADES, CA 90272 • T 203.454.6999 • F 203.454.6998

WWW.SEQUENTIALBRANDS.COM